EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement"), made and entered into as of May 30, 2007, by and between HERLEY INDUSTRIES, INC., a Delaware corporation, with its principal office located at 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601 (together with its successors and assigns permitted under this Agreement, "Herley") and JEFFREY L. MARKEL ("Markel") residing at 5 Constitution Lane, Totowa, NJ 07512.

                                   WITNESSETH:

     WHEREAS, Herley has determined that it is in the best interests of Herley and its stockholders to employ Markel and to set forth in this Agreement the obligations and duties of both Herley and Markel; and

     WHEREAS, Herley wishes to assure itself of the services of Markel for the period hereinafter provided, and Markel is willing to be employed by Herley for said period, upon the terms and conditions provided in this Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, Herley and Markel (individually a "Party" and together the "Parties" ) agree as follows:

     1. DEFINITIONS.

     (a) "Beneficiary" shall mean the person or persons named by Markel pursuant to Section 15 below or, in the event that no such person is named who survives Markel, his estate.

     (b) "Board" shall mean the Board of Directors of Herley.

     (c) "Cause" shall mean:

     (i) Markel's conviction of, or pleading guilty to, a felony or nolo contender to a charge of any felony or of any lesser crime involving fraud or moral turpitude;

     (ii) willful failure of Markel to perform his obligations under this Agreement, resulting in economic harm to Herley, which willful failure is not discontinued within ten (10) days after written notification thereof to Markel, or

     (iii) a material breach by Markel of the provisions of Sections 12 or 13 of this Agreement; or
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     (iv)  commission  of any other  act  which is done with the  intent to harm
Herley or its shareholders or employees.

     Any act or failure to act based upon authority given pursuant to a resolution adopted by the Board or based upon the written advice of counsel for Herley shall be conclusively presumed to be done, or omitted to be done, by Markel in good faith and in the best interests of Herley.

     (d) "Change in Control" shall mean the occurrence of any of the following events:

     (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of Herley when such acquisition causes such Person to beneficially own 50.1% percent or more of the combined voting power of the then outstanding voting securities of Herley entitled to vote generally in the election of directors (the "Outstanding Herley Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change of Control: (A) any acquisition directly from Herley, (B) any acquisition by Herley, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Herley or any corporation controlled by Herley or (D) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Herley Voting Securities reaches or exceeds 50.1 percent as a result of a transaction described in clause
(A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of Herley, such subsequent acquisition shall be treated as an acquisition that causes such Person to beneficially own 50.1% percent or more of the Outstanding Herley Voting Securities; or

     (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Herley's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or subsequently all of the assets of Herley or the acquisition of assets of another entity ("Business Combination"); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Herley Voting Securities immediately prior to such Business

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Combination  beneficially own, directly or indirectly,  more than 60 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Herley Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of Herley or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns Herley or all or substantially all of Herley's assets either directly or through one or more subsidiaries) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (iv) approval by the stockholders of Herley of a complete liquidation or dissolution of the Company.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (f) "Committee" shall mean the Compensation Committee of the Board.

     (g) "Consulting Period" shall mean the period specified in Section 11 below during which Markel serves as a consultant to Herley.

     (h) "Disability" shall mean the illness or other mental or physical disability of Markel, as determined by a physician acceptable to Herley and Markel, resulting in his failure during the Employment Term to perform substantially his applicable material duties under this Agreement for a period of six consecutive months.

     (i) "Employment Term" shall mean the period specified in Section 2(b) below.

     (j) "Fiscal Year" shall mean the 52-week period beginning on or about August 1 and ending on or about the next subsequent July 31, or such other 12-month period as may constitute Herley's fiscal year at any time hereafter.

     (k) "Good Reason" shall mean, at any time during the Employment Term, in each case without Markel's prior written consent or his acquiescence:

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     (i) reduction in his then current Salary; or

     (ii) Herley's failure to pay Markel any amounts otherwise vested and due him under Sections 3 and 4 hereof which breach is not cured within thirty (30) business days after written notification to Herley of such breach; or

     (iii) assignment to Markel of duties materially incompatible with his then current title and position of COO or such higher position as may be agreed upon in writing between the parties, which breach is not cured within thirty (30) business days after written notification to Herley of such breach; or

     (iv) relocation of Markel's principal place of work to a location more than thirty (30) miles from Lancaster, Pennsylvania.

     (l) "Salary" shall mean the annual salary provided for in Section 3 below, as adjusted from time to time.

     (m) "Spouse" shall mean, during the Term of Employment and the Consulting Period, the woman who as of any relevant date is legally married to Markel.

     (n) "Subsidiary" shall mean any corporation of which Herley owns, directly or indirectly, more than 50 percent of its voting stock.


     2. EMPLOYMENT TERM, POSITIONS AND DUTIES.

     (a) Employment of Markel. Herley hereby agrees to employ Markel, and Markel hereby accepts employment with Herley, in the positions and with the duties and responsibilities set forth below and upon such other terms and conditions as are hereinafter stated. Markel shall render services to Herley principally at Herley's corporate headquarters in Lancaster, Pennsylvania, and shall do such traveling on behalf of Herley as shall be reasonably required in the course of the performance of his duties hereunder.

     (b) Employment Term. The Employment Term shall commence as of June 4, 2007 and shall terminate on July 31, 2010, provided that the Employment Term shall extend for additional one-year periods on July 31, 2008 and July 31, 2009, unless this agreement is terminated under the provisions of Section 10 below. In no event, however, shall the Employment Term extend beyond July 31, 2012.

     (c) Titles and Duties. Until the date of termination of his employment hereunder, Markel shall be employed as Chief Operating Officer, reporting to the Chief Executive Officer. In his capacity as Chief Operating Officer, Markel shall have the customary powers, responsibilities and authorities of chief operating officers of corporations of the size, type and nature of Herley.

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     (d) Time and Effort.

     (i) Markel agrees to devote his best efforts and abilities, and his full time and attention, to the affairs of Herley in order to carry out his duties and responsibilities under this Agreement.

     (ii) Notwithstanding the foregoing, nothing shall preclude Markel from (A) serving on the boards of a reasonable number of trade associations, charitable organizations and/or businesses not in competition with Herley, (B) engaging in charitable activities and community affairs and (C) managing his personal investments and affairs; provided, however, that, such activities do not interfere with the proper performance of his duties and responsibilities specified in Section 2 (c) above.

     3. SALARY.

(a) Initial Salary. Markel shall receive from Herley a Salary, payable in accordance with the regular payroll practices of Herley, at the annual rate of $350,000.

     (b) Cost-of-Living Increase. During the Employment Term Markel's Salary shall be increased semiannually by an amount equal to the change in the cost of living index since the prior semiannual adjustment, as reported in the "Consumer Price Index, New York and Northeastern New Jersey, All Items, Series ID CUURA101SA0" published by the United States Department of Labor, Bureau of Labor Statistics (or, if such index is no longer published, a successor or comparable index that is published), using July 31, 2007 as the base year of computation. Such amount shall be calculated and paid to Markel in a single sum on or before the first day of the second month following the applicable calendar half year, and thereafter his Salary shall be adjusted to include the amount of any such increase. The first calculation and payment shall be made with respect to the six month period from and after July 31, 2007. If Markel's employment shall terminate during any such six-month period, the cost-of-living increase provided in this Section 3(b) shall be prorated accordingly.

     (c) Salary Increase. Any amount to which Markel's Salary is increased, as provided in Section 3(b) above or otherwise, shall not thereafter be reduced without his consent, and the term "Salary" as used in this Agreement shall refer to his Salary as thus increased.

     4. ANNUAL BONUS.

     Not later than one hundred twenty (120) days after the end of the fiscal year of the Company and each subsequent fiscal year of the Company ending during the employment term commencing with the fiscal year ending on or about July 31, 2008, the Company shall pay to Markel, as incentive compensation an amount to be

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determined  by the Board of Directors  in its  discretion.  Notwithstanding  the foregoing, the minimum incentive compensation to be paid to Markel for the fiscal year ending on or about July 31, 2008 shall be $300,000.

     5. LONG-TERM INCENTIVE.

     During the Employment Term, Markel shall be eligible for an award under any long-term incentive compensation plan established by Herley for the benefit of Markel or, in the absence thereof, under any such plan that may be established for the benefit of members of the senior management of Herley.

     6. EQUITY GRANTS.

     As a condition to his employment, Markel shall receive options to purchase 250,000 shares of Herley's common stock at a price of $15.77 per share, which is the closing market price of Herley's common stock on the date prior to execution of this Agreement. Twenty percent (20%) of the options shall vest upon execution hereof with the balance vesting at the rate of twenty percent (20%) per year over the next four (4) years commencing June 1, 2008, so that all options will be fully vested by June 1, 2011. During the Employment Term, Markel shall be eligible to receive further grants of options to purchase shares of Herley's stock and awards of shares of Herley's stock, either or both as determined by the Committee, under and in accordance with the terms of applicable plans of Herley and related option and award agreements.

     7. EXPENSE REIMBURSEMENT; CERTAIN OTHER COSTS.

     During the Employment Term and any Consulting Period, Markel shall be entitled to prompt reimbursement by Herley for all reasonable out-of-pocket expenses incurred by him in performing services under this Agreement.

     8. PERQUISITES.

     During the Employment Term and any Consulting Period, Herley shall provide Markel with the following perquisites:

     (a) an office in Lancaster, Pennsylvania with secretarial and other assistance; and

     (b)  use of an  automobile  and  reimbursement  of  related  expenses;

     (c) reimbursement for relocation expenses to his permanent residence in Lancaster, Pennsylvania;

     (d) reimbursement for temporary living expenses in Lancaster, Pennsylvania for up to six (6) months from the date of this Agreement.

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     9. EMPLOYEE BENEFIT PLANS.

     (a) General. During the Employment Term, Markel shall be entitled to participate in all employee benefit plans and programs made available to Herley's senior executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension and other retirement plans, profit-sharing plans, savings and similar plans, group life insurance, accidental death and dismemberment insurance, travel accident insurance, hospitalization insurance, surgical insurance, major and excess major medical insurance, dental insurance, short-term and long-term disability insurance, sick leave (including salary continuation arrangements), holidays, vacation (not less than four weeks in any calendar year) and any other employee benefit plans or programs that may be sponsored by Herley from time to time, including plans that supplement the above-listed types of plans, whether funded or unfunded.

     (b) Medical Care Reimbursement and Insurance. During the Employment Term Herley shall provide Markel and his Spouse, with life insurance, hospitalization insurance, surgical insurance, major and excess major medical insurance and dental insurance in accordance with the most favorable plans, policies, programs and practices of Herley made available generally to other senior executive officers of Herley.


     10. TERMINATION OF EMPLOYMENT.

     (a) Voluntary Termination and Termination by Mutual Agreement. Markel may terminate his employment voluntarily at any time after July 31, 2010 in the event of a Change in Control at any time during the Employment Term in accordance with the provisions of Section 10(f)(ii). The Parties may terminate this Agreement by mutual written agreement at any time. If they do so, Markel's entitlements shall be as the Parties mutually agree.

     (b) General. Notwithstanding anything to the contrary herein, in the event of termination of Markel's employment under this Agreement, he or his Beneficiary, as the case may be, shall be entitled to receive (in addition to payments and benefits under, and except as specifically provided in, subsections
(c) through (h) below, as applicable):

     (i) his Salary through the date of termination;

     (ii) any annual or special bonus awarded but not yet paid to him;

     (iii) any other compensation or benefits, including without limitation long-term incentive compensation described in Section 5 above, benefits under equity grants and awards described in Section 6 above and employee benefits under plans described in Section 9 above, that have vested through the date of termination or to which he may then be entitled in accordance with the applicable terms and conditions of each grant, award or plan; and

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     (iv)  reimbursement  in accordance  with Sections 9(a) and (b) above of any business and medical expenses incurred by Markel or his Spouse, as applicable, through the date of termination but not yet paid to him.

     (c) Termination due to Death. In the event that Markel's employment is terminated due to his death, his Beneficiary shall be entitled, in addition to the compensation and benefits specified in Section 10(b), to his compensation payable for the remainder of the Consulting Term as set forth in Section 11.

     (d) Termination due to Disability. In the event of Disability, Herley or Markel may terminate Markel's employment. If Markel's employment is terminated due to Disability, he shall be entitled, in addition to the compensation and benefits specified in Section 10(b), to his compensation payable for the remainder of the Consulting Term as set forth in Section 11, offset by any long-term disability insurance benefit that Herley may have elected to provide for him.

     (e) Termination by Herley for Cause. Herley may terminate Markel's employment hereunder for Cause only upon written notice to Markel not less than fifteen (15) days prior to any intended termination, which notice shall specify the grounds for such termination in reasonable detail. Cause shall in no event be deemed to exist except upon a finding reflected in a resolution approved by a majority of the members of the Board at a meeting of which Markel shall have been given proper notice and at which Markel shall have a reasonable opportunity to present his case.

     In the event that Markel's employment is terminated for Cause, he shall be entitled only to the compensation and benefits specified in Section 10(b).

     (f) Termination Without Cause or by Markel for Good Reason.

     (i) Termination without Cause shall mean termination of Markel's employment by Herley and shall exclude termination (A) due to death, Disability or Cause,
(B) by Markel voluntarily or (C) by mutual written agreement of Markel and Herley. Herley shall provide Markel fifteen (15) days' prior written notice of termination by it without Cause, and Markel shall provide Herley fifteen (15) days' prior written notice of his termination for Good Reason.

     (ii) In the event of termination by Herley of Markel's employment without Cause or of termination by Markel of his employment for Good Reason, he shall be entitled, in addition to the compensation and benefits specified in Section 10(b), to:

          (A) a lump-sum payment equal to the Salary payable to him for the remainder of the Employment Term at the rate in effect immediately before such termination;

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          (B) a lump sum payment  equal to the annual  bonuses for the remainder of the Employment  Term  (including a prorated bonus for any partial Fiscal
     Year) equal to the average of the annual bonuses awarded to him during the Agreement, provided that in no event shall such bonus for purposes of this subparagraph be less than $300,000 for the fiscal year ending on or about July 31, 2008;

          (C) a lump sum payment of $500,000 representing full consideration under the ten (10) year Consulting Term;

          (D) the immediate  vesting of all outstanding  unvested stock options;
     and

          (E)  continued   medical   reimbursement  for  the  remainder  of  the
     Employment Term.


     (iii) Prior  written  consent by Markel to any of the events  described  in
Section 1(k) above shall be deemed a waiver by him of his right to terminate for Good Reason under this Section 10(f) solely by reason of the events set forth in such waiver.

     (g) Voluntary Termination by Markel after Change in Control. At any time after July 31, 2010, and provided there is a Change in Control at any time under this Agreement, Markel shall have the right, upon sixty (60) days' prior written notice, voluntarily to terminate his employment, in which event his employment shall cease and he shall be entitled to receive compensation and benefits as if Herley had terminated his employment Without Cause, as provided in Section 10(f)(ii).

     (h) Change in Control.  Notwithstanding  anything  to the  contrary in this
Section 10, termination of Markel's employment by the Company or its successor within the one-year period following a Change in Control for any reason other than For Cause, death or Disability, shall be governed by Section 10(f). In the event of any such termination, Markel shall be entitled to compensation and benefits in accordance with the provisions of Section 10(f)(ii).

     11. CONSULTING PERIOD.

     (a) General. Effective upon the end of the Employment Term (but only if the Employment Term ends by reason of its expiration) or, if earlier, upon termination of Markel's employment (i) voluntarily, (ii) by mutual agreement or
(iii) by death or Disability, Markel shall become a consultant to Herley. Unless earlier terminated, as provided in this Agreement, the Consulting Period shall continue for ten (10) years.

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         (b) Duties and Extent of Services.

     (i) During the Consulting Period, Markel shall consult with Herley and its senior executive officers regarding its respective businesses and operations.
Such consulting services shall not require more than 50 days in any calendar year, nor more than one day in any week, it being understood and agreed that during the Consulting Period Markel shall have the right, consistent with the prohibitions of Sections 12 and 13 below, to engage in full-time or part-time employment with any business enterprise that is not a competitor of Herley.

     (ii) Markel's service as a consultant shall only be required at such times and such places as shall not result in unreasonable inconvenience to him, recognizing his other business commitments that he may have to accord priority over the performance of services for Herley. In order to minimize interference with Markel's other commitments, his consulting services may be rendered by personal consultation at his residence or office wherever maintained, or by correspondence through mail, telephone, fax or other similar mode of communication at times, including weekends and evenings, most convenient to him.

     (iii) During the Consulting Period, Markel shall not be obligated to serve as a member of the Board or to occupy any office on behalf of Herley or any of its Subsidiaries.

     (c) Compensation. During the Consulting Period, Markel shall receive from Herley each year the annual sum of $100,000, payable on a monthly basis.

     (d) Disability or Death. In the event of Disability or death during the Consulting Period, Markel, his spouse or his other beneficiary, as the case may be, shall be entitled to compensation, in accordance with Section 11(c), for the remainder of the Consulting Period.

     12. CONFIDENTIAL INFORMATION.

     (a) General.

     (i) Markel understands and hereby acknowledges that as a result of his employment with Herley he will necessarily become informed of and have access to certain valuable and confidential information of Herley and any of its Subsidiaries, joint ventures and affiliates, including, without limitation, inventions, trade secrets, technical information, computer software and programs, know-how and plans ("Confidential Information"), and that any such Confidential Information, even though it may be developed or otherwise acquired by Markel, is the exclusive property of Herley to be held by him in trust solely for Herley's benefit.

     (ii) Accordingly, Markel hereby agrees that, during the Employment Term and the Consulting Period and subsequent to both, he shall not, and shall not cause others to, use, reveal, report, publish, transfer or otherwise disclose to any

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person,  corporation or other entity any Confidential  Information without prior written consent of the Board, except to (A) responsible officers and employees of Herley or (B) responsible persons who are in a contractual or fiduciary relationship with Herley or who need such information for purposes in the interest of Herley. Notwithstanding, the foregoing, the prohibitions of this clause (ii) shall not apply to any Confidential Information that becomes of general public knowledge other than from Markel or is required to be divulged by court order or administrative process.

     (b) Return of Documents. Upon termination of his Employment Term with Herley for any reason or, if applicable, upon expiration of the Consulting Period, Markel shall promptly deliver to Herley all plans, drawings, manuals, letters, notes, notebooks, reports, computer programs and copies thereof and all other materials, including without limitation those of a secret or confidential nature, relating to Herley's business that are then in his possession or control.

     (c) Remedies and Sanctions. In the event that Markel is found to be in violation of Section 12(a) or (b) above, Herley shall be entitled to relief as provided in Section 14 below.

     13. NON-COMPETITION/NON-SOLICITATION.

     (a) Prohibitions. During the Employment Term and, if applicable, the Consulting Period, Markel shall not, without prior written authorization of the Board, directly or indirectly, through any other individual or entity:

     (i) become on officer or employee of, or render any service to, any direct competitor of Herley;

     (ii) solicit or induce any customer of Herley to cease purchasing goods or services from Herley or to become a customer of any competitor of Herley; or

     (iii) solicit or induce any employee of Herley to become employed by any competitor of Herley.

     (b) Remedies and Sanctions. In the event that Markel is found to be in violation of Section 13(a) above, Herley shall be entitled to relief as provided in Section 14 below.

     (c) Exceptions. Notwithstanding anything to the contrary in Section 13(a) above, its provisions shall not:

     (i) apply if Herley terminates Markel's employment without Cause or Markel terminates his employment for Good Reason, each as provided in Section 10(f) above; or

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

     (ii) be construed as preventing Markel from investing his assets in any business that is not a direct competitor of Herley.

     14. REMEDIES/SANCTIONS.

     Markel acknowledges that the services he is to render under this Agreement are of a unique and special nature, the loss of which cannot reasonably or adequately be compensated for in monetary damages, and that irreparable injury and damage may result to Herley in the event of any breach of this Agreement or default by Markel. Because of the unique nature of the Confidential Information and the importance of the prohibitions against competition and solicitation, Markel further acknowledges and agrees that Herley will suffer irreparable harm if he fails to comply with his obligations under Section 12(a) or (b) above or
Section 13(a) above and that monetary damages would be inadequate to compensate Herley for any such breach. Accordingly, Markel agrees that, in addition to any other remedies available to either Party at law, in equity or otherwise, Herley will be entitled to seek injunctive relief or specific performance to enforce the terms, or prevent or remedy the violation, of any provisions of this Agreement.

     15. BENEFICIARIES/REFERENCES.

     Markel shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable under this Agreement following his death by giving Herley written notice thereof. In the event of Markel's death, or of a judicial determination of his incompetence, reference in this Agreement to Markel shall be deemed to refer, as appropriate, to his beneficiary, estate or other legal representative.

     16. TAXES.

     (a) All payments to Markel or his Beneficiary under this Agreement shall be subject to withholding on account of federal, state and local taxes as required by law.

     (b) 409A Compliance. To the extent necessary to comply with the restriction in Section 409A(a)(2)(B) of the Internal Revenue Code of 1986, as amended (the "Code") concerning payments to "specified employees," payments hereunder shall be made on the first business day of the seventh month following the date Markel's employment terminates.

     (c) Excess parachute payments. In the event that either Herley's independent public accountants or the Internal Revenue Service determines that any payment, coverage or benefit provided to Markel is subject to the excise tax imposed Section 4999 (or any successor provision) of the Code ("Section 4999"), Herley shall pay to Markel, on the later of the 30th day thereafter (or the first business day following such 30th day) or the date that the payment is paid pursuant to Section 16(b) above, in addition to any other payment, coverage or

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

benefit due and owing hereunder, an amount determined by multiplying the rate of excise tax then imposed by Section 4999 by the amount of the "excess parachute payment" received by Markel (determined without regard to any payments made to Markel pursuant to this Section 16 (c) and dividing the product so obtained by the amount obtained by subtracting the aggregate local, state and Federal income tax rate applicable to the receipt by Markel of the "excess parachute payment" (taking into account the deductibility for Federal income tax purposes of the payment of state and local income taxes thereon) from the amount obtained by subtracting from 1.00 the rate of excise tax then imposed by Section 4999 of the Code, it being the intention of the parties hereto that Markel's net after tax position be identical to that which would have obtained had Sections 280G and 4999 not been part of the Code.

     17. INDEMNIFICATION AND LIABILITY INSURANCE.

     Nothing herein is intended to limit Herley's indemnification of Markel, and Herley shall indemnify him to the fullest extent permitted by applicable law consistent with Herley's Certificate of Incorporation and By-Laws as in effect at the beginning of the Employment Term, with respect to any action or failure to act on his part while he is an officer, director or employee of Herley or any Subsidiary. Herley shall cause Markel to be covered at all times by directors' and officers' liability insurance. Herley shall continue to indemnify Markel as provided above and maintain such liability insurance coverage for him for at least three (3) years after the Employment Term for any claims that may be made against him with respect to his service as an officer of Herley.

     18. EFFECT OF AGREEMENT ON OTHER BENEFITS.

     The existence of this Agreement shall not prohibit or restrict Markel's entitlement to participate fully in compensation, employee benefit and other plans of Herley in which senior executives are eligible to participate.

     19. ASSIGNABILITY; BINDING NATURE.

     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of Markel) and assigns. No rights or obligations of Herley under this Agreement may be assigned or transferred by Herley except pursuant to (a) a merger or consolidation in which Herley is not the continuing entity or (b) sale or liquidation of all or substantially all of the assets of Herley, provided that the surviving entity or assignee or transferee is the successor to all or substantially all of the assets of Herley and such surviving entity or assignee or transferee assumes the liabilities, obligations and duties of Herley under this Agreement, either contractually or as a matter of law.

     Herley further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall use reasonable commercial efforts to have such assignee or transferee expressly agree to assume the liabilities, obligations and duties of Herley hereunder; provided, however, that notwithstanding such assumption, Herley shall remain liable and responsible for

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

fulfillment of the terms and conditions of this Agreement; and provided, further, that in no event shall such assignment and assumption of this Agreement adversely affect Markel's right upon a Change in Control, as provided in Section 10(h) above. No rights or obligations of Markel under this Agreement may be assigned or transferred by him.

     20. REPRESENTATIONS.

     The Parties respectively represent and warrant that each is fully authorized and empowered to enter into this Agreement and that the performance of its or his obligations, as the case may be, under this Agreement will not violate any agreement between such Party and any other person, firm or organization. Herley represents and warrants that this Agreement has been duly authorized by all necessary corporate action and is valid, binding and enforceable in accordance with its terms.

     21. ENTIRE AGREEMENT.

     Except to the extent otherwise provided herein, this Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes any prior agreements, whether written or oral, between the Parties concerning the subject matter hereof. Payments and benefits provided under this Agreement are in lieu of any payments or other benefits under any severance program or policy of Herley to which Markel would otherwise be entitled.

     22. AMENDMENT OR WAIVER.

     No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both Markel and an authorized officer of Herley. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Party to be charged with the waiver. No delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     23. SEVERABILITY.

     In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     24. SURVIVAL.

     The respective rights and obligations of the Parties under this Agreement shall survive any termination of Markel's employment with Herley.

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

     25. GOVERNING LAW/JURISDICTION.

     This Agreement shall be governed by and construed and interpreted in accordance with the laws of Delaware, without reference to principles of conflict of laws.

     26. NOTICES.

     Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered either personally, by fax, by overnight delivery service (such as Federal Express) or sent by certified or registered mail postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as the Party may subsequently give notice of.

If to Herley or the Board:
Herley Industries, Inc.
101 North Pointe Boulevard
Lancaster, Pennsylvania  17601
Fax No.  717-397-9503
Attn:  Mr. Myron Levy, Chairman

With a copy to:
Beckman, Lieberman & Barandes, LLP
100 Jericho Quadrangle, Suite 329
Jericho, NY  11753
Fax No. 516-433-5858
Attn:  David H. Lieberman, Esq.

If to Markel:
Jeffrey L. Markel
5 Constitution Lane
Totowa, NJ 07512
Fax No. 973-720-9225

With a copy to:
Ogletree, Deakins, Nash,
Smoak & Stewart, P.C.
10 Madison Avenue, Suite 402
Morristown, New Jersey  07960
Fax No.   973-656-1611
Attn:  Patrick M. Stanton, Esq.

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

     27. HEADINGS.

     The  headings  of  the  sections   contained  in  this  Agreement  are  for
convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     28. COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of May 30, 2007.

                                         HERLEY INDUSTRIES, INC.

                                         By: /s/ Myron Levy
                                            -------------------------
                                                   Myron Levy

                                                    EMPLOYEE

                                             /s/ Jeffrey L. Markel
                                            -------------------------
                                                Jeffrey L. Markel



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